UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2024

GUERRILLA RF, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-56238	85-3837067
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2000 Pisgah Church Road Greensboro, NC	27455
(Address of principal executive offices)	(Zip Code)

(336) 510-7840
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:  None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Private Placement and Debt Conversion

On April 1, 2024, Guerrilla RF, Inc. (the “Company”) announced it completed a private placement equity financing (the “Private Placement”), selling approximately 1.4 million shares of its common stock, par value $0.0001 per share (“Common Stock”), and accompanying warrants (“Warrants”) to purchase approximately 1.4 million shares of its Common Stock pursuant to a securities purchase agreement (the “Securities Purchase Agreement”) between the Company and 11 accredited investors (the “Purchasers”).

The aggregate price per share of Common Stock and accompanying Warrant was $2.50. The Warrants have an exercise price of $2.50 per share and a term of five years from the date of issuance. In connection with the Private Placement, an additional 606,293 shares of Common Stock and Warrants to purchase 606,293 shares of Common Stock were issued in exchange for $860,000 of convertible debt (the “Convertible Debt”) and $650,000 of outstanding deferred interest (the “Contributed Deferred Interest”), in each case on the same terms as the Private Placement (the “Debt Conversion”).

The Private Placement and the Debt Conversion together resulted in aggregate net proceeds of approximately $2.9 million to the Company, after deducting fees and expenses, and a $1.5 million reduction in outstanding debt as a result of debt converting into equity.

In connection with the Private Placement, the Company also entered into a registration rights agreement (the “Registration Rights Agreement”) with the Purchasers, pursuant to which the Company is required to prepare and file a registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) covering the resale of (i) the shares of Common Stock issued to the Purchasers in the Private Placement, and (ii) the shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”) within 30 days following the closing of the Private Placement.  The Company is required to use its reasonable best efforts to cause the Registration Statement to be declared effective no later than 90 days following the closing of the Private Placement.

Also, in connection with the Private Placement, each executive officer and director of the Company executed a form of lock-up agreement (“Lock-Up Agreement”), pursuant to which each executive officer and director agreed, subject to certain limited exceptions, not to: (1) offer, pledge, sell, contract to sell, grant, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock, whether then owned or thereafter acquired or with respect to which he or she has or thereafter acquires the power of disposition (collectively, the “Lock-Up Securities”); (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in (1) or (2) above is to be settled by delivery of Lock-Up Securities, in cash or otherwise; (3) make any demand for or exercise any right with respect to the registration of any Lock-Up Securities; or (4) publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement relating to any Lock-Up Securities, in each case through the period ending on the date that is 60 days from the date the Registration Statement becomes effective.

The Benchmark Company, LLC acted as the sole placement agent for the Private Placement and Debt Conversion, receiving an aggregate cash fee of approximately $330,000 for its services.

The securities described above were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the "Act"), and Regulation D promulgated thereunder and, along with the Warrant Shares, have not been registered under the Act or applicable state securities laws. Accordingly, the shares of Common Stock, the Warrants and the Warrant Shares may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Act and such applicable state securities laws.

Amendment No. 1 to Amended and Restated Loan Agreement

Contemporaneously with the closing of the Private Placement and the Debt Conversion, the Company entered into Amendment No. 1 to Amended and Restated Loan Agreement (the “Salem Amendment”) with its primary lender, Salem Investment Partners V, Limited Partnership ("Salem"). Pursuant to the Salem Amendment, the maturity of the Company’s $12.0 million loan facility with Salem was extended from April 30, 2024 to January 31, 2026, the interest rate remained at 14% in the aggregate but payment of interest was adjusted to 3% payment-in-kind (deferred) and 11% cash for the entire facility, and the Contributed Deferred Interest was exchanged for shares of Common Stock and Warrants on the same terms as the Private Placement.

The foregoing summary of the Securities Purchase Agreement, the Warrants, Lock-Up Agreements, the Registration Rights Agreement, and the Salem Amendment does not purport to be complete and is qualified by reference to the full text of the Securities Purchase Agreement, the form of Warrant, the form of Lock-Up Agreement, the Registration Rights Agreement, and the Salem Amendment, copies of which are filed as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES.

References to the offer and sale of the shares of Common Stock and the Warrants (and the issuance of the Warrant Shares upon exercise of the Warrants) set forth under Item 1.01 are incorporated by reference into this Item 3.02.

ITEM 7.01. REGULATION FD DISCLOSURE.

On April 1, 2024, the Company issued a press release announcing the closing of the Private Placement and the Debt Conversion.  The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.  Consequently, it is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section.  Such materials may only be incorporated by reference into another filing under the Exchange Act or the Securities Act if such subsequent filing specifically references this Form 8-K.

The press release contains forward-looking statements regarding the Company and includes cautionary language identifying important factors that could cause actual results to differ materially from those anticipated.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

EXHIBIT INDEX

Exhibit Number	Description
10.1	Securities Purchase Agreement, dated March 28, 2024, between the Company and the Purchasers
10.2	Form of Warrant
10.3	Form of Lock-Up Agreement
10.4	Registration Rights Agreement, dated March 28, 2024, between the Company and the Purchasers
10.5	Amendment No. 1 to Amended and Restated Loan Agreement, dated March 28, 2024, between the Company and Salem Investment Partners V, Limited Partnership
99.1	Press Release, dated April 1, 2024, furnished herewith.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUERRILLA RF, INC.

Date: April 1, 2024	By:	/s/ Ryan Pratt
Ryan Pratt
Chief Executive Officer